UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2017

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2017, Mitel Networks Corporation (“Mitel”) and certain shareholders of Mitel (the “Shareholders”) entered into a termination agreement (the “Termination Agreement”) to terminate a shareholders agreement between and among the Shareholders and Mitel dated April 27, 2010 (the “Shareholders Agreement”). The Shareholders Agreement provided for certain matters relating to the management of Mitel and granted certain rights to, and imposed certain obligations on, the Shareholders with respect to their ownership of common shares in the capital of Mitel (the “Common Shares”).

Section 7.1 of the Shareholders Agreement provided that the rights and obligations of the Francisco Partners Group and the Matthews Group, respectively, as those terms were defined in the Shareholders Agreement, would cease on the date the Francisco Partners Group and the Matthews Group, respectively, fail to beneficially own (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) at least 5% of the outstanding Common Shares. Since neither the Francisco Partners Group nor the Matthews Group continued to beneficially own at least 5% of the outstanding Common Shares, Mitel and the Shareholders entered into the Termination Agreement.

The foregoing description of the Termination Agreement is not complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The Shareholders Agreement was previously filed as Exhibit 99.3 to a Report of Foreign Private Issuer on Form 6-K furnished by Mitel on April 28, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Termination Agreement dated December 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2017

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary